Exhibit 10.15
-------------

On January 28, 2003, the Company's Executive Retirement Plan (the Plan) was amended as follows:

   o  For participants who become eligible after January 1, 2003:
      o  Only service as an elected officer counts towards vesting;
      o 50% cliff vesting occurs after the first five years as an elected officer, with the remaining vesting occurring on a pro-rata basis over the next five years;
      o  The Plan's death benefit is 50% of the remaining benefit.

   o Upon a change in control, the Plan's benefit is based upon the higher of final base pay or the average of the last three years' base pay.

   o  Remove loss of benefit upon termination for performance other than cause.

   o In the event of disability, payments begin upon disability rather than at age 65.